                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Chaparral Resources, Inc.

                  We have issued our reports dated January 19, 1996 (except for note N, as to which the date is March 8, 1996) accompanying the financial statements of Chaparral Resources, Inc. ("Company") appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended November 30, 1995. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.

GRANT THORNTON



Denver, Colorado
March 13, 1996